Exhibit 99.1

For Immediate Release	Contact: Charles Storer

Castle Harlan Signs Agreement
To Sell American Achievement

     NEW YORK, January 27, 2004 — Castle Harlan, Inc., the New York private-equity investment firm, announced today it had signed a definitive agreement to sell its portfolio company, American Achievement Corporation, a leader in the manufacture and sale of high school and college class rings and yearbooks, to a new company organized and managed by Fenway Partners, also a New York private equity firm. Terms of the transaction were not disclosed.

     American Achievement, based in Austin, Texas, had revenues of more than $300 million for the 12 months ended November 30, 2003. The company had announced in October that it was evaluating strategic alternatives to enhance shareholder value.

     Castle Harlan formed the company that became American Achievement in December 1996 when it acquired two class rings businesses — the ArtCarved division of CJC Holdings of Austin and the L.G. Balfour subsidiary of Town & Country Corp. of Boston.

     In February 2000, Castle Harlan acquired Taylor Publishing Company, one of the nation’s leading publishers of high school and college yearbooks, and folded the company into American Achievement.

     Two subsequent acquisitions were added to American Achievement - Educational Communications, Inc. of Lake Forest, Illinois, the leading publisher of directories that recognize academic achievement, in March 2001, and Milestone Traditions, Philadelphia, a specialty marketer of class rings and graduation products to the college market, in July 2002.

     David Pittaway, the senior managing director at Castle Harlan who negotiated the transaction, said that American Achievement had been “a highly successful investment for our firm.”

     “Under the leadership of its president, David Fiore, the company has grown significantly, and expanded its markets and product lines,” Pittaway said. “ We believe it is effectively positioned to continue that growth.”

     Castle Harlan and the company were assisted in the transaction by Deutsche Bank and Lane, Berry & Co. International.

     Founded in 1987, Castle Harlan invests primarily in private-equity buyouts of middle-market companies in North America and Europe. Castle Harlan’s team of 10 managing directors, including its founders, has completed more than 60 acquisitions with a total value in excess of $7 billion. The firm’s roots date back to the start of the institutionalized private-equity business in the late 1960’s.

     Castle Harlan also invests in Australia, New Zealand and the broader Australasian region through its Sydney-based affiliate, CHAMP, which is one of Australia’s oldest and largest private equity firms.

     Among the companies in Castle Harlan’s portfolio are Associated Packaging Technologies, the country’s leading manufacturer of CPET containers for the frozen food industry; Morton’s Restaurant Group, owner of the Morton’s of Chicago steakhouses; and Advanced Accessory Systems, the largest manufacturer of automotive roof racks and tow systems in North America and Europe.

     Forward-Looking Statements. These materials may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Statements in this press release or otherwise attributable to Castle Harlan or American Achievement regarding the business of American Achievement which are not historical fact, including those regarding forecasted revenue, earnings, cash flow and liquidity and the future prospects of its business, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any “forward-looking statements” in these materials are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Any statements that are not statements of historical fact (including without limitation statements to the effect that Castle Harlan, American Achievement or their respective management “believes,” “expects,” “anticipates,” “plans,” “looks forward” and similar expressions) should be considered forward-looking statements. Many important factors could cause American Achievement’s actual results to differ materially from those expressed in the forward-looking statements made by or on behalf of American Achievement, including, without limitation, the effect of economic conditions on the spending patterns of American Achievement’s customers, the impact of competitive products and services, the effect of fluctuations in the economy and local currency, the ability of American Achievement to accurately forecast revenue, the ability to maintain adequate cash flow, the relationship between American Achievement and its affiliates and suppliers, the ability to manage costs and expenses, the availability of qualified resources, the ability to develop and enhance products, and other unknown risks including those as may be detailed in other American Achievement filings, reports and releases. Castle Harlan and American Achievement undertake no obligation to revise or publicly update these forward-looking statements, whether as a result of new information or otherwise.

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